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Exhibit 4.9

AMENDED AND RESTATED CREDIT AGREEMENT

    THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 24, 2001 is among Dole Food Company, Inc., Dole Fresh Fruit International, Limited and Solvest, Ltd. (collectively, the "Borrowers"), the undersigned lenders (together with their respective successors and assigns, the "Lenders"), Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Commerzbank AG, as syndication agent for the Lenders (in such capacity, the "Syndication Agent"), and The Bank of Nova Scotia and CoBank ACB, as documentation agents for the Lenders (in such capacity, the "Documentation Agents").

    WHEREAS, the Borrowers, various lenders, the Administrative Agent and various other agents entered into a Credit Agreement dated as of July 11, 2000 (as amended, the "Credit Agreement"; terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein); and

    WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein and to restate the Credit Agreement in its entirety to read as set forth in the Credit Agreement with the amendments specified below;

    NOW, THEREFORE, the parties hereto agree as follows:

    SECTION 1.  Amendments.  Effective as of the date hereof and subject to the occurrence of the Restatement Effective Date (as defined below), the Credit Agreement shall be amended as set forth below:

    (a) The definition of Applicable Facility Fee Percentage in Section 1.1 is amended by (i) deleting the table therein and substituting the following therefor:

Senior Unsecured Debt Rating Category	Applicable Facility Fee Percentage
Category 1 BBB+ or higher by S & P or Baa1 or higher by Moody's	0.100%
Category 2 BBB by S&P or Baa2 by Moody's	0.150%
Category 3 BBB- by S&P and Baa3 by Moody's	0.200%
Category 4 BBB- by S&P and Lower than Baa3 by Moody's or Lower than BBB- by S&P and Baa3 by Moody's	0.225%
Category 5 BB+ by S&P or Ba1 by Moody's	0.250%
Category 6 Lower than BB+ by S&P and Lower than Ba1 by Moody's	0.300%

; and (ii) amending the first sentence after such table by (A) adding the words "unless Category 4 applies" before the comma at the end of clause (i) thereof and (B) deleting the reference to "Category 4" at the end of clause (iii) thereof and substituting "Category 6" therefor.

    (b) The definition of Applicable Offshore Rate Margin in Section 1.1 is amended by (i) deleting the table therein and substituting the following therefor:

Senior Unsecured Debt Rating Category	Applicable Offshore Rate Margin
Category 1 BBB+ or higher by S&P or Baa1 or higher by Moody's	0.400%
Category 2 BBB by S&P or Baa2 by Moody's	0.600%
Category 3 BBB- by S&P and Baa3 by Moody's	0.800%
Category 4 BBB- by S&P and Lower than Baa3 by Moody's or Lower than BBB- by S&P and Baa3 by Moody's	0.900%
Category 5 BB+ by S&P or Ba1 by Moody's	1.000%
Category 6 Lower than BB+ by S&P and Lower than Ba1 by Moody's	1.450%

; and (ii) amending the first sentence after such table by (A) adding the words "unless Category 4 applies" before the comma at the end of clause (i) thereof and (B) deleting the reference to "Category 4" at the end of clause (iii) thereof and substituting "Category 6" therefor.

    (c) Section 2.1 is amended by deleting the first sentence in clause (E) and substituting the following therefor: "Current Commitment Termination Date" shall initially mean August 23, 2002.

    (d) Each of Section 4.4 and 5.2 is amended by deleting the date "January 1, 2000" and substituting the date "December 30, 2000" therefor.

    (e) All references in the Credit Agreement to the Company being a "Hawaii" corporation are deemed amended to state that the Company is a "Delaware" corporation.

    (f)  Clause (A) of Section 2.12 is amended by (i) deleting the first sentence therein and substituting the following therefor:

    Upon written notice to Administrative Agent (which shall promptly notify Lenders), Company may at any timebefore the Current Commitment Termination Date (but not more than twice in any year) request an increase in the Total Pro Rata Commitments up to an aggregate amount not exceeding $275,000,000.

; and (ii) adding the following sentence at the end thereof:

    Company shall reimburse any Lender for any reasonable loss, expense or liability such Lender may sustain as a result of such Lender receiving payment of a portion of any Offshore Rate Loan pursuant to any assignment described above (calculated in accordance with Subsection 2.10C as if such portion of such Loan had been prepaid) or purchasing a portion of any Offshore Rate Loan pursuant to any such assignment (calculated based on the cost to such Lender of funding such Offshore Rate Loan for the remainder of the applicable Interest Period over the Offshore Base Rate for such Interest Period).

    (g) Clause (B) of Section 2.12 is amended by deleting the language "as of the Initial Interest Period Termination Date or such Proposed Extension Effective Date, as the case may be" therein and substituting the words "as of the effective date of such increase" therefor.

    (h) Section 9.6 is amended by deleting the amount "$350,000,000" therein and substituting $275,000,000 therefor.

    (i)  Clause (D) of Section 9.2 is amended by deleting the last sentence therein and substituting the following therefor:

    Any Lender or Person that sells a participation to any Person that is not a "United States person" within the meaning of the Internal Revenue Code shall include in its participation agreement with such Person a covenant by such Person that such Person will comply with the provisions of Section 2.11 hereof and of subsection 4.5(b) of that certain Amended and Restated Credit Agreement dated as of August 24, 2001 among the Borrowers, the Lenders, the Administrative Agent and the Documentation Agents as if such Person were a Lender and provide that Administrative Agent and Borrowers shall be third party beneficiaries of such covenant.

    (j)  Schedule 2.1 is amended in its entirety by substituting Schedule 2.1 hereto therefor.

    (k) Schedule 9.7 is amended in its entirety by substituting Schedule 9.7 hereto therefor.

    SECTION 2.  Representations and Warranties.  To induce the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agents to enter into this agreement, the Borrowers represent and warrant that:

    (a) The representations and warranties set forth in Section 4 of the Credit Agreement, as amended and restated hereby (as so amended and restated, the "Restated Credit Agreement") are true, correct and complete in all material respects on the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

    (b) No Event of Default, Cross Default or Potential Event of Default exists on the date hereof.

    (c) The execution and delivery hereof by the Borrowers and the performance by the Borrowers of their respective obligations under the Restated Credit Agreement (i) are within the powers of each Borrower, (ii) have been duly authorized by all necessary action on the part of each Borrower, (iii) have, assuming the Lenders' actions are consistent with Section 9.1 of the Restated Credit Agreement, received all necessary governmental approval and (iv) do not and will not (A) violate the Certificate of Incorporation or Bylaws of the Company or the Memorandum of Association or Articles of Incorporation of DFFI or Solvest, (B) violate any order, judgment or decree of any court or other agency of government binding on any Borrower, (C) assuming the Lenders' actions are consistent with the representation made in subsection 9.1 of the Restated Credit Agreement, violate any provision of law applicable to any Borrower, (D) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Borrower, (E) result in or require the creation or imposition of any Lien upon any material properties or assets of any Borrower or (F) require any approval or consent of stockholders, or require any approval or consent of any Person under any Contractual Obligation, of any Borrower, except with respect to this clause (F) for such approvals or consents as have been obtained and are in full force and effect.

    (d) The Restated Credit Agreement is the legally valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The Company Guaranty (i) continues in full force and effect after giving effect to the amendment and restatement of the Credit Agreement pursuant hereto and (ii) is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

    SECTION 3.  Effectiveness.  The Restated Credit Agreement shall become effective on the date (the "Restatement Effective Date") when the Administrative Agent shall have received:

    (a)  Restated Credit Agreement.  Signature pages hereto signed by the Borrowers, the Syndication Agent, the Documentation Agents, the Administrative Agent and each of the Lenders (it being understood that the Administrative Agent may rely on a facsimile of any signature page as if it were an original).

    (b)  Resolutions; Incumbency.

      (i)  Copies of resolutions of the board of directors of each Borrower authorizing the execution and delivery of this agreement and the consummation of the transactions contemplated hereby, certified as of the Restatement Effective Date by the Secretary or an Assistant Secretary of each Borrower, and

      (ii) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of each Borrower authorized to execute and deliver this agreement.

    (c)  Legal Opinions.  The opinion of O'Melveny & Myers LLP, substantially in the form of Attachment 1.

    (d)  Confirmation.  A Confirmation, substantially in the form of Attachment 2, signed on behalf of the Company.

    (e)  Other Documents.  Such other documents as the Administrative Agent or any Lender may reasonably request.

    (f)  Payment of Obligations.  Evidence of payment by the Borrowers of all amounts payable under the Credit Agreement (other than contingent indemnification obligations) and all accrued and unpaid fees, costs and expenses payable hereunder to the extent then due.

    SECTION 4.  Miscellaneous.

    4.1  Amendment and Restatement.  Upon the effectiveness hereof, the Credit Agreement shall be restated in its entirety to read as set forth in the Credit Agreement as amended hereby and all rights and obligations of the parties shall be as set forth in the Restated Credit Agreement (except that any provision of the Credit Agreement which by its terms survives termination thereof shall remain in full force and effect).

    4.2  Counterparts.  This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    4.3  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF CALIFORNIA.

    4.4  Successors and Assigns.  This agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the respective successors and assigns of the Lenders and the Administrative Agent.

    4.5 (a)  Tax Forms.  Each Lender which was not a party to the Credit Agreement prior to the amendment and restatement thereof pursuant hereto shall deliver to the Borrowers any forms required by the first sentence of each of subsection 2.11B or 2.11C promptly (and in any event within 15 days) after the effectiveness hereof.

    (b)  Evidence of Exemption from U.S. Withholding Tax.  The provisions of this subsection 4.5(b) shall apply notwithstanding anything to the contrary in Section 2.11 of the Credit Agreement.

      (i)  Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 4.5(b), a "Non-US Lender") shall deliver to Administrative Agent and to Company, within fifteen days after the Restatement Effective Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, together with any other certificate or statement of exemption requested by the borrower that is required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loans.

      (ii) Each Non-US Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loans (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent and to Company, within fifteen days after the Restatement Effective Date (in the case of each Lender listed on the signatures pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Lender under subsection 4.5(b)(i) above, properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Lender, together with copies of internal revenue service form w-8ben or w-8imy of any persons on behalf of whom such lender is acting.

      (iii) Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such

  Lender shall promptly (1) deliver to Administrative Agent and to Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any copies of the forms specified in (ii) above if such Lender does not act for its own account with respect to any portion of such payment, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

      (iv) No Borrower shall be required to pay any additional amount pursuant to Section 2.11 of the Credit Agreement if the requirements of clause (i), (ii) or (iii)(1) of this subsection 4.5(b) have not been satisfied.

[Remainder of page intentionally left blank]

    IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

DOLE FOOD COMPANY, INC., a Delaware corporation
By:
Name:
Title:
DOLE FRESH FRUIT INTERNATIONAL LIMITED, a Liberian corporation
By:
Name:
Title:
SOLVEST, LTD., a Bermuda corporation
By:
Name:
Title:
BANK OF AMERICA, N.A., as Administrative Agent and as Lender
By:
Name:
Title:

S–1

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Syndication Agent and as Lender
By:
Name:
Title:

S–2

THE BANK OF NOVA SCOTIA, as Documentation Agent and as Lender
By:
Name:
Title:

S–3

COBANK, ACB, as Documentation Agent and as Lender
By:
Name:
Title:

S–4

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK BA., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Lender
By:
Name:
Title:
By:
Name:
Title:

S–5

SUNTRUST BANK, as Lender
By:
Name:
Title:

S–6

THE FUJI BANK, LIMITED, as Lender
By:
Name:
Title:

S–7

STANDARD CHARTERED BANK, as Lender
By:
Name:
Title:

S–8

WELLS FARGO BANK, N.A., as Lender
By:
Name:
Title:

S–9

MELLON BANK, N.A., as Lender
By:
Name:
Title:

S–10

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By:
Name:
Title:
By:
Name:
Title:

S–11

SCHEDULE 2.1
PRO RATA COMMITMENTS
AND PRO RATA SHARES

Lender	Pro Rata Commitment	Pro Rata Share
Bank of America, N.A.	$23,000,000	11.50000%
CommerzBank AG, New York and Grand Cayman Branches	21,000,000	10.50000
The Bank of Nova Scotia	21,000,000	10.50000
CoBank, ACB	21,000,000	10.50000
Cooperative Centrale Raiffeisen Boergenleebank BA., "Rabobank Nederland", New York Branch	19,500,000	9.75000
Suntrust Bank	19,500,000	9.75000
Deutsche Bank AG New York Branch	15,000,000	7.50000
The Fuji Bank, Limited	15,000,000	7.50000
Standard Chartered Bank	15,000,000	7.50000
Wells Fargo Bank, N.A.	15,000,000	7.50000
Mellon Bank, N.A.	15,000,000	7.50000
Total	$200,000,000	100%

SCHEDULE 9.7
OFFSHORE AND DOMESTIC LENDING OFFICES, ADDRESSES FOR NOTICES

COMPANY:

DOLE FOOD COMPANY, INC.

One Dole Drive
Westlake Village, California 91362
Attention:	Beth Potillo
Telephone:	(818) 879-6733
Facsimile:	(818) 879-6636

DFFI:

DOLE FRESH FRUIT INTERNATIONAL, LIMITED

100 M. Norte Supermercado, Yaohan
San Jose, Costa Rica
Attention:	Chief Financial Officer
Telephone:	(506) 287-2149
Facsimile:	(506) 287-2759

SOLVEST, LTD.:

SOLVEST, LTD.

One Dole Drive
Westlake Village, California 91362
Attention:	Treasurer
Telephone:	(818) 879-6737
Facsimile:	(818) 879-6636

BANK OF AMERICA, N.A.

Administrative Agent's Office and Bank of America's Lending Office
(for payments and Notice of Borrowing—Notice of Conversion/Continuation):

Bank of America, N.A. 1850 Gateway Boulevard, 5th Floor Mail Code: CA4-706-05-09 Concord, California 94520
Attention:	Paul W. Ober Agency Admin Officer
Telephone:	(925) 675-8426
Facsimile:	(925) 969-2828
Electronic Mail:	paul.w.ober@bankofamerica.com
Bank of America, N.A. ABA# 111000012 Dallas, Texas Account No.: 3750836479 Attn: Credit Services—West Ref: Dole Food Company, Inc.

Other Notices as Administrative Agent:

Bank of America, N.A. Agency Management-LA 555 South Flower Street, 11th Floor Mail Code: CA9-706-11-03 Los Angeles, California 90071
Attention:	Gina Meador Vice President
Telephone:	(213) 228-5245
Facsimile:	(213) 228-2299
Electronic Mail:	eugenia.meador@bankofamerica.com

Other Notices:

Bank of America, N.A. 231 South LaSalle Street Chicago, Illinois 60697
Attention:	Lynn Durning Managing Director
Telephone:	(312) 828-3105
Facsimile:	(312) 987-1276
Electronic Mail:	lynn.durning@bankofamerica.com

COMMERZBANK AG

(for payments and Notice of Borrowing—Notice of Conversion/Continuation):

Commerzbank AG, New York Branch 2 World Financial Center New York, New York 10281-1050 Attention: Christine Hunermund
Telephone:	(212) 266-7684
Facsimile:	(212) 266-7499
Commerzbank AG, New York Branch ABA No.: 026008044 New York, New York Account No: 150/1036490USD Ref: Dole Food Company

Other Notices:

Commerzbank AG, Los Angeles Branch 633 West Fifth Street, Suite 6600 Los Angeles, California 90071
Attention:	Steven F. Larsen Vice President
Telephone:	(213) 623-0039
Facsimile:	(213) 623-8223
Commerzbank AG, Los Angeles Branch 633 West Fifth Street, Suite 6600 Los Angeles, California 90071
Attention:	Joanne Si
Telephone:	(213) 623-0039
Facsimile:	(213) 683-5411

THE BANK OF NOVA SCOTIA

(for payments and Notice of Borrowing—Notice of Conversion/Continuation:

The Bank of Nova Scotia 580 California Street, Suite 2100 San Francisco, California 94104
Attention:	Robert Reynolds Managing Director
Telephone:	(415) 986-1100
Facsimile:	(415) 397-0791
Electronic Mail:	Rreynold@scotiacapital.com
Bank Name:	The Bank of Nova Scotia One Liberty Plaza New York, New York
ABA No.:	026002532
Account:	The Bank of Nova Scotia San Francisco Loan Service
Account No.:	0610135
Reference:	Dole Food Company, Inc.

Other Notices:

The Bank of Nova Scotia 600 Peachtree Street N.E., #2700 Atlanta, Georgia 30308
Attention:	Norman Campbell Senior Loan Operations Officer
Telephone:	(404) 877-1523/1539
Facsimile:	(404) 888-8998
Electronic Mail:	Norman_Campbell@Scotiacapital.com

COBANK, ACB

(for payments and Notice of Borrowing—Notice of Conversion/Continuation):

CoBANK, ACB Dept. 167 5500 S. Quebec Street Englewood, Colorado 80291-0167
Attention:	Liza Anthony Loan Accountant
Telephone:	(303) 740-4078
Facsimile:	(303) 740-4021
Bank Name:	CoBANK, ACB Englewood, Colorado
ABA No.:	307088754
Account:	CoBANK
Reference:	Dole Food Company, Inc.

Other Notices:

CoBANK, ACB 5500 South Quebec Street Englewood, Colorado 80111
Attention:	Antonette Leflar Relationship Support Assistant
Telephone:	(303) 740-4172
Facsimile:	(303) 694-5830

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND," NEW YORK BRANCH

(for payments and Notice of Borrowing—Notice of Conversion/Continuation):

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland" 10 Exchange Place, 16th Floor Jersey City, New Jersey 07302
Attention:	Christine Dell'Aire Senior Customer Service Representative
Telephone:	(201) 499-5319
Facsimile:	(201) 499-5326
Bank Name:	Bank of New York New York, New York
ABA No.:	021-000018
Account:	Rabobank International
Account No.	8026002533
Attention:	Christine Dell'Aira Extensions of Credit
Reference:	Dole Food Company, Inc.

Other Notices:

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," New York Branch 4 Embarcadero Center, Suite 3200 San Francisco, California 94111
Attention:	Bradford F. Scott Vice President
Telephone:	(415) 782-9809
Facsimile:	(415) 986-8349

SUNTRUST BANK

(for payments and Notice of Borrowing—Notice of Conversion/Continuation):

SunTrust Bank P.O. Box 41418 Atlanta, Georgia 30303
Attention:	Jan Konapka Operations Officer
Telephone:	(404) 658-4639
Facsimile:	(404) 230-1940
Electronic Mail:	Jan.Konapka@Suntrust.com
Bank Name:	SunTrust Atlanta, Georgia
ABA No.:	061000102
Account:	Wire Clearing
Account No.:	9088000112
Attention:	Angela Astin-Robertson
Reference:	Dole Food Company, Inc.

Other Notices:

SunTrust Bank 4040 Civic Center Dr. Suite 200 San Rafael, California 94903
Attention:	March Lyons Director
Telephone:	(415) 492-4556
Facsimile:	(415) 492-4558
Electronic Mail:	Marcy.lyons@Suntrust.com

STANDARD CHARTERED BANK

(for payments and Notice of Borrowing—Notice of Conversion/Continuation):

Standard Chartered Bank 7 World Trade Center New York, New York 10018
Attention:	Victoria Faltine
Telephone:	(212) 667-0659
Facsimile:	(212) 667-0568
Bank Name:	Standard Chartered Bank New York, New York
ABA No.:	026-002-561
Account:	Standard Chartered Bank
Account No.:	3582-088462-001
Reference:	Dole Food Company, Inc.

Other Notices:

Standard Chartered Bank 790 East Colorado Blvd., Suite 808 Pasadena, California 91101
Attention:	Mary Machado-Schammel Senior Vice President
Telephone:	(626) 639-8002
Facsimile:	(626) 639-8010

MELLON BANK, N.A.

(for payments and Notice of Borrowing—Notice of Conversion/Continuation):

Mellon Bank, N.A. Three Mellon Center, Rm. 1204 Pittsburgh, Pennsylvania 15259
Attention:	Emma Borza Loan Administrator
Telephone:	(412) 234-7365
Facsimile:	(412) 209-6122
Bank Name:	Mellon Bank, N.A.
ABA No.:	990873800
Account:	Loan Administration
Account No.:	0430-0026-1
Reference:	Dole Food Company, Inc.

Other Notices:

Mellon Bank, N.A. 400 So. Hope Street, 5th Floor Los Angeles, California 90071
Attention:	L.C. Ivey Vice President
Telephone:	(213) 553-9543
Facsimile:	(213) 629-0492
Electronic Mail:	iven.l@mellon.com

WELLS FARGO BANK, N.A.

(for payments and Notice of Borrowing—Notice of Conversion/Continuation):

Wells Fargo Bank, N.A. Commercial Banking Service Center 201 Third Street, 8th Floor MAC A0187-081 San Francisco, California 94103
Attention:	Ginne Padgett Vice President and Manager
Telephone:	(415) 477-5374
Facsimile:	(415) 512-1943 or (415) 979-0675
Bank Name:	Wells Fargo Bank, N.A. San Francisco, California 94103
ABA No.:	121-000-248
Account:	MEMSYN
Account No.:	271-2507201
Reference:	Dole Food Company, Inc. obligor #2447072674

Other Notices:

Wells Fargo Bank, N.A. 707 Wilshire Blvd., 16th Floor MAC E818-163 Los Angeles, California 90017
Attention:	Vanessa Meyer Vice President
Telephone:	(213) 614-3494
Facsimile:	(213) 614-5242
Wells Fargo Bank, N.A. 707 Wilshire Blvd., 16th Floor MAC E818-163 Los Angeles, California 90017
Attention:	Peitty Chou Vice President
Telephone:	(213) 614-2415
Facsimile:	(213) 614-2569

THE FUJI BANK, LIMITED

(for payments and Notice of Borrowing—Notice of Conversion/Continuation):

The Fuji Bank, Limited Two World Trade Center, 79th Floor New York, New York 10048
Attention:	Teri Smith Associate
Telephone:	(212) 898-2058
Facsimile:	(212) 898-2309
Bank Name:	The Fuji Bank, Limited New York Branch
ABA No.:	026-009-700
Account:	The Fuji Bank, Limited New York Branch
Account No.:	515-066
Reference:	Dole Food Company, Inc.

Other Notices:

The Fuji Bank, Limited 333 South Hope Street, 39th Floor Los Angeles, California 90071
Attention:	Tami Kita Vice President
Telephone:	(213) 253-4163
Facsimile:	(213) 253-4175
Electronic Mail:	tami_kita@fujibank.co.jp

DEUTSCHE BANK AG NEW YORK BRANCH

(for payments and Notice of Borrowing—Notice of Conversion/Continuation):

Deutsche Bank AG New York Branch 31 West 52nd Street, Mailstop NYC01-2412 New York, New York 10019
Attention:	Alexander Karow
Telephone:	(212) 469-8532
Facsimile:	(213) 469-8212
Electronic Mail:	alexander.karow@db.com
Bank Name:	Deutsche Bank AG New York Branch New York, NY
ABA No.:	026-003-780
Account:	Deutsche Bank New York
Account No.:	101018730008
Attention:	Carmen Melendez
Reference:	Dole Food Company, Inc.

Other Notices:

Deutsche Bank AG New York Branch 31 West 52nd Street, Mailstop NYC01-2412 New York, New York 10019
Attention:	Thomas Foley
Telephone:	(212) 469-8205
Facsimile:	(213) 469-8212
Electronic Mail:	thomas.foley@db.com
Deutsche Bank AG New York Branch 130 Liberty Street, Mailstop NYC02-1414 New York, New York 10006
Attention:	Carmen Melendez
Telephone:	(212) 250-5367
Facsimile:	(213) 669-1706 or 1707
Electronic Mail:	carmen.melendez@db.com

ATTACHMENT 2

CONFIRMATION

Dated as of August 24, 2001

To:
Bank of America, N.A., as Administrative Agent, and the Lenders under the Amended and Restated Credit Agreement referred to below

    Please refer to (a) the Amended and Restated Credit Agreement dated as of August 24, 2001 (the "Amended and Restated Credit Agreement") among Dole Food Company, Inc. (the "Company"), Dole Fresh Fruit International, Limited and Solvest, Ltd. (collectively, the "Borrowers"), various financial institutions (together with their respective successors and assigns, the "Lenders"), Bank of America, N.A., as Administrative Agent, Commerzbank AG, as Syndication Agent, and The Bank of Nova Scotia and CoBank ACB, as Documentation Agents; and (b) the Guaranty dated as of July 11, 2000 (the "Company Guaranty") issued by the Company.

    The Company hereby confirms to the Administrative Agent and the Lenders that (a) after giving effect to the Amended and Restated Credit Agreement and the transactions contemplated thereby, the Company Guaranty continues in full force and effect and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability; and (b) all references in the Company Guaranty to the "Credit Agreement" shall be deemed to be references to the Amended and Restated Credit Agreement.

DOLE FOOD COMPANY, INC.
By:
Name
Title

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AMENDED AND RESTATED CREDIT AGREEMENT
SCHEDULE 2.1 PRO RATA COMMITMENTS AND PRO RATA SHARES
SCHEDULE 9.7 OFFSHORE AND DOMESTIC LENDING OFFICES, ADDRESSES FOR NOTICES
ATTACHMENT 2 CONFIRMATION Dated as of August 24, 2001